Exhibit 99.1

Pinpoint Advance Corp. Announces Stockholder Approval of the Continuation of Its Corporate Existence and Redemption and Distribution

NEW YORK, May 15, 2009 /PRNewswire- -- Pinpoint Advance Corp. (OTC:PPAC) “Pinpoint” or the “Company”), a special purpose acquisition company, announced that at a Special Meeting held on May 15, 2009, a majority of its stockholders voted in favor of the proposal to remove the blank check company restrictions from the Company’s charter, thereby allowing the Company to continue its corporate existence. In accordance with stockholder approval of the Company’s proposals, the Company will effectuate the redemption (the “Redemption”) of the shares of common stock (the “IPO Shares”) issued in the Company’s initial public offering (the “IPO”) in an amount of $9.91 per share from the Company’s trust account (“Trust Account”) and distribution (“Distribution”) of one share of new common stock (“New Common Stock”) for every eight IPO Shares redeemed.  The stockholders also approved the creation of a new class of common stock called Class A Common Stock and exchange of each share of common stock currently held by the initial stockholders (the “Founder Shares”) for five shares of Class A Common Stock (the “Exchange”).

The trustee of the Company’s Trust Account, American Stock Transfer & Trust Company, in accordance with its usual procedures, will distribute the Trust Account proceeds to stockholders holding IPO Shares at close of business on May 18, 2009 at which time the Company will commence the Redemption and Distribution process. The Company’s securities will trade through the close of business on May 18, 2009.  Any trades on such date will settle by May 21, 2009, at which time the Company expects the Redemption and Distribution will be completed.  The Company expects its New Common Stock and warrants may begin trading on the Over the Counter Bulletin Board on May 22, 2009, or as soon thereafter as practical after the effectiveness of the Redemption and Distribution (upon the request made by a securityholder, to such securityholder’s broker, to trade the New Common Stock or warrants, as the case may be, and thereby create a market for the New Common Stock or warrants.)  Any outstanding units issued in the Company’s IPO will cease trading and any underlying securities will be subject to the conditions set forth above.

Commenting on the stockholder actions, Ronen Zadok, Chief Financial Officer said, “We are extremely pleased that our stockholders approved the proposal to continue our corporate existence and believe such continuance, rather than dissolving, will create the most value for our stockholders.  The Company believes that all of the shares issued in the Company’s IPO are held in ‘street name’, which means that the cash distributions will be sent through the Depository Trust Company system to stockbrokerage and other financial firms for final distribution to beneficial owners of the stock.  Stockholders should contact their financial advisors for details about the receipt and disposition of their share of the cash distribution and shares of common stock.”

The Company filed its Second Amended and Restated Certificate of Incorporation with the State of Delaware to become effective at 4:00 PM on May 18, 2009, in order to effectuate the Redemption and Distribution.  Pursuant to the terms of the Warrant Agreement dated April 19, 2007, by and between the Company and American Stock Transfer & Trust Company, the number of shares issuable upon the exercise of the warrants issued in the Company's IPO and the warrants issued in the Company's private placement prior to the IPO shall be decreased in proportion to the decrease in the number of issued and outstanding shares of common stock. In addition, the exercise price of the warrants shall be adjusted in accordance with the terms of the Warrant Agreement.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Pinpoint. Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Pinpoint’s actual results could differ materially from those anticipated in forward- looking statements and you should not place any undue reliance on such forward-looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Pinpoint’s filings with the SEC.

The forward-looking statements in this news release are made as of the date hereof, and Pinpoint does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Contact:

Ronen Zadok
Chief Financial Officer
972 9-9500245